UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: January 11, 2006

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

000-23415

22-3062052

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(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

4538 S. 140th Street

Omaha, Nebraska 68137

 (Address of Principal Executive Offices) (Zip Code)

_____________________________________________

(Former Address of Principal Executive Offices (Zip Code)

(402) 614-0258

(Registrant's telephone number, including area code)

_________________________________________________

(Former Name or Former address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 11, 2006, Company closed on that financing arrangement with Broidy Capital Management (the “Broidy Transaction“) described at Items 2.03 and 3.02 below, which are hereby incorporated by reference into this Item 1.01.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 and 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

On January 11, 2006, the Company closed on a $1,000,000 funding of a Senior Convertible Promissory Note with Broidy Capital Management (the "Broidy Note," which was one component of the "Broidy Transaction").  The Broidy Note was effectively a consolidation of a prior two hundred thousand dollar ($200,000) Convertible Promissory Note dated December 9, 2005, and the extension of an additional eight hundred thousand dollar ($800,000) credit, minus twenty-five thousand dollars ($25,000) in non-accountable expenses.  The Broidy Note bears interest at nine percent (9%) per annum and shall be payable monthly after the first quarter of 2006.  The maturity date of the Note is January 6, 2007. The Broidy Note is subject to acceleration under certain conditions.

In connection with the Broidy Transaction, Company issued a Class A Warrant (the “Broidy Warrant”) to acquire 1,000,000 common shares of Company at an exercise price of one dollar ($1.00) per share, subject to reduction based on certain earnings metrics set forth in a Letter Agreement between Broidy and Company.  Unless terminated earlier or extended under a most favored nations clause, the expiration date of the Broidy Warrant is November 30, 2009.

Under  the Convertible Senior Promissory Note Subscription Agreement (the “Broidy Subscription Agreement”) executed as part of the Broidy Transaction, Company pledged to Broidy an additional 3,000,000 shares of the Company's common treasury stock, subject to revocation upon full payment by Company under the Broidy Note.  Company also pledged to Broidy certain rights pertaining to intellectual property, as well as the Digital Defense Units Company was to receive in any acquisition of a majority interest in Resilent LLC doing business as Digital Defense Group (“Digital Defense”), as well as giving Broidy a two-year option to purchase any future shares of Digital Defense that Company might subsequently purchase.

The Company has agreed to register all of the shares underlying the Broidy Note, the Broidy Warrants issued in connection with the Broidy Transaction, all prior warrants held by Broidy, and all securities pledged as part of the Broidy Transaction, within 150 days of January 11, 2006.

Broidy has the right to convert the Broidy Note into up to $1,000,000 worth of common stock of the Company at a $1.00 per share (the “Strike Price”), and such right to convert exists at any time the Broidy Note is outstanding.  Additionally,  as long as any amount is owed under the Broidy Note, if the Company issues any securities, options, warrants or derivatives of any kind with a sale, exercise or strike price less than $1.50 per share, then the Conversion right will be reduced by the percentage of the difference between $1.50 and the price of the issued security, option, warrant or derivative.  By way of example, if Company issues securities with an exercise price of $.75, i.e., a total of 50% (75/150) below $1.50, then the $1.00 Strike Price available at conversion will also be reduced by 50%, such that Broidy would have the option of converting the note into a total of 2,000,000 shares.

Broidy also has rights to impose limitations on Company’s ability to enter into transactions resulting in a change of control: Company must give notice of any event in which more than 50% of the voting power of the Company is being disposed of, and Broidy has the right to object within five days of receipt of notice of such a change of control event.  If Broidy objects to the change in control, the Company may not enter into the transaction unless the surviving entity expressly assumes the Broidy Transaction obligations and has a net worth not less than the consolidated net worth of the company at the time of change of control event; or the Company pays the Broidy Note in full within five business days after the change in control event.

The Company also entered into certain other covenants and agreements with  Broidy as more fully set forth in the Broidy Note, Broidy Warrant,  and Broidy Subscription Agreement (collectively, the “Broidy Transaction Documents”).  The foregoing description of the Broidy Transaction is qualified in its entirety by the full text of the Broidy Transaction Documents, some of which contain information that is deemed confidential, and which will be attached as exhibits to Company’s next-filed periodic reported.

Item 3.02

Sale of Unregistered Securities.

The information in Items 1.01 and 2.03 above, regarding the issuance and potential issuance of the Company’s common stock in connection with the Broidy Transaction is incorporated by reference herein.

The common stock and warrants issued or issuable as set forth in Items 1.01 and 2.03 have not been registered under securities law in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits:  none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gabriel Technologies Corporation

Date:

January 24, 2006

By:

/s/   Keith Feilmeier

Keith Feilmeier, President